Exhibit 99.1

BioTime Appoints Angus C. Russell to Board of Directors

ALAMEDA, Calif.--(BUSINESS WIRE)--December 15, 2014--BioTime, Inc. (NYSE MKT: BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today announced that Angus C. Russell, former Chief Executive Officer of Shire plc, has been appointed to BioTime's Board of Directors.

Shire is a leading global specialty biopharmaceutical company. During Mr. Russell's tenure as Chief Executive Officer of Shire from 2008 until his retirement in April 2013, Shire introduced several new products, grew revenues over 50%, and increased earnings approximately five-fold to $745 million. In addition, Mr. Russell served as Chairman of Shire’s Leadership Team and a lead member of the Shire Management Committee, which designed and implemented Shire’s immensely successful long-term business strategy. Previously, Mr. Russell was Chief Financial Officer at Shire from 1999 to 2008. Shire's market capitalization grew from $1.4 billion when Mr. Russell joined the company in 1999 to $17.5 billion when he retired at the end of April 2013. He currently serves on the boards of directors of Mallinckrodt plc and Revance Therapeutics, Inc. In addition, he previously served on the boards of InterMune, Inc., which was acquired by Roche Holding AG in September 2014, and Questcor Pharmaceuticals, Inc., which was acquired by Mallinckrodt plc in August 2014.

“Angus is a respected biopharmaceutical industry leader with more than 30 years of experience in commercialization, operations, product development and strategic acquisitions," said Dr. Michael D. West, Chief Executive Officer of BioTime. “Angus’ impressive track record will bring significant value to BioTime and its Board of Directors. We look forward to drawing on his years of experience as we plan for commercialization of our diagnostic and medical device products that are in late stage clinical trials, and as our subsidiaries Asterias Biotherapeutics and Cell Cure Neurosciences commence clinical trials of their therapeutic products.”

“BioTime is the technology leader in developing cellular therapeutics from its leading platform of pluripotent stem cell technology," Mr. Russell said. “Pluripotent stem cell technology has the potential to transform how medicine is practiced. The key to being the industry leader in this field will be combining the best of science with a solid development and commercialization strategy. I look forward to working with the BioTime board and management team to speed these new therapies to the patients who need them so urgently.”

Prior to joining Shire, Mr. Russell served at ICI, Zeneca, and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca PLC. In that role he was responsible for financial input into merger and acquisition activities, management of tax, legal and finance structure, investor relations, and the management of various financial risks. Mr. Russell also held a number of positions within Zeneca Group PLC from 1993 until 1999, including Group Treasurer. He is a chartered accountant, having qualified with Coopers & Lybrand (now PricewaterhouseCoopers LLP).

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. Renevia™ (a HyStem® product), is now in a pivotal trial in Europe as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in the treatment of HIV-related lipoatrophy. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias Series A common stock is traded on the NYSE MKT under the symbol AST.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders. OpRegen™ is currently in a Phase I/IIa clinical trial for the treatment of the dry-form of age-related macular degeneration.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
Investor Contact:
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Gregory Gin, 862-236-0673
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Doug Sherk, 415-652-9100
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